Exhibit 10.1

Assured Guaranty Corp.

Supplemental Executive Retirement Plan

Highlights Booklet - 2006 Plan Year

December 2005

Assured Guaranty Corp.

Supplemental Executive Retirement Plan

Table of Contents

1.	Introduction
Need for Supplemental Benefits
Nonqualified Status of the Plan

2.	Overview

3.	Types of Contributions
Employee Elective Deferrals
Employer Matching Contributions
Employer Core Retirement Contribution
Vesting
FICA Taxation

4.	Plan Benefits

5.	Investment Options
Investment Measurement Option Choices
Transfer Options
Participant Information and Web Access

6.	Distributions
General Rules
Distribution Events
Retirement
Separation from Service
Distributions to Specified Employees
Redeferral Election
Loans Not Permitted
Income Taxation

7.	Plan Administration
Plan Administrator
Claims Review
Plan Documentation
Plan Amendment or Termination

This program is governed by the Assured Guaranty Corp. Supplemental Executive Retirement Plan Document.  If any provisions of this booklet contradict the Plan document, the Plan document provisions prevail.

The American Jobs Creation Act of 2004 added Section 409A to the Internal Revenue Code;   Section 409A governs Supplemental Executive Retirement Plans.  The Treasury and Internal Revenue Service (IRS) issued regulations on Section 409A on September 29, 2005 that provided guidance as to the application of the rules of Section 409A.  This Plan will be operated in good faith compliance with these rules; however, as some rules are not applicable until the end of December 31, 2006, the information contained in this booklet is subject to change based on interpretation of these rules and any further guidance.

Following is a summary of the plan.  The Company retains the right to interpret the plan and also reserves the right to amend or terminate the plan at any time, subject to applicable law.

1.             Introduction

Need for Supplemental Benefits

The Federal government limits the amount of money that a highly compensated employee can save for retirement in a tax qualified retirement plan.  The amount of compensation that may be considered for purposes of a qualified plan is limited to a stated dollar amount that is set each year by the government (the limit for 2006 is $220,000).  In addition, the maximum you will be able to defer for 2006 is $15,000 and depending upon the results of nondiscrimination testing in the retirement plan, this $15,000 may be further reduced.  (Note, if you have reached age 50 and you take advantage of the catch-up provisions in the qualified plan, you may defer an additional $5,000.)

Assured Guaranty Corp. (company) has recognized the special needs of its executives and provides this nonqualified deferred compensation program for the benefit of its key employees.

The various types of contributions and accounts are described in this booklet.  Enrollment forms and related material are contained in the enrollment package.

Nonqualified Status of the Plan

This Assured Guaranty Corp. Supplemental Executive Retirement Plan (Plan) is a nonqualified executive deferred compensation arrangement.  Nonqualified means that the Plan is not subject to ERISA’s antidiscrimination and minimum funding requirements, nor is it qualified under the Internal Revenue Code Section 401(a), et. seq.  The Plan must meet certain requirements in order to avoid current federal income taxation for participants:

•                                          The Plan must comply with Internal Revenue Code (IRC) Section 409A and related guidance and regulations;

•                                          Participation must be limited to a “select group of management or highly compensated employees;” and

•                                          Your deferrals and company contributions must remain as employer assets, subject to the claims of the employer’s general creditors in the event of bankruptcy or forced liquidation.

2.             Overview

The Assured Guaranty Corp. Supplemental Executive Retirement Plan provides a comprehensive benefit package that allows you to address a variety of personal financial objectives.

•                                          You may elect to defer up to 6% of your cash compensation.

•                                          The company will match 100% of your contribution up to 6% of you cash compensation.

•                                          The Company will also make a Core Retirement Contribution to your account equal to 6% of that portion of your cash compensation in excess of IRS limits applicable to the tax-qualified Retirement Plan.

•                                          All contributions to the Plan are made on a pretax basis for federal and state income tax purposes.

•                                          Contributions allocated to accounts will be credited with tax-deferred investment gains or losses based on the performance of investment options you elect from a menu determined by the company.

•                                          Any monies set aside by the company to pay plan benefits must remain assets of the company until they are paid to you at predetermined distribution dates.

•                                          You, or your beneficiaries, receive promised benefit payments at the time you separate service from the company.

•                                          Benefit payments, when distributed, are considered ordinary income, subject to federal and state income taxes.

3.             Types of Contributions

There are various types of contributions to the Assured Guaranty Corp. Supplemental Executive Retirement Plan:

•              Employee Elective Deferrals

•              Employer Matching Contributions

•              Employer Core Retirement Contributions

Employee Elective Deferrals

Your deferrals are made on a pretax basis.  You may elect to defer up ro 6% of your cash compensation.  Deferral elections must be made in the calendar year prior to the year in which you earn the compensation (e.g., for compensation earned and paid in 2006, elections must be made no later than December 31, 2005).

If you become eligible to participate during a plan year, and you are not eligible for any other 409A plan, you may elect to participate by making your deferral elections within 30 days of the date you are designated as eligible to join the Plan, and only compensation earned on or after your date of eligibility is subject to deferral.

Your deferral election is effective for a full plan year and is irrevocable, i.e., once the plan year begins, you may not increase or decrease your deferral election.  During each subsequent plan year open enrollment period you may change the amount of your deferral.

Employer Matching Contributions

If you elect to contribute to the Plan, Assured Guaranty Corp. will match your 100% of your contribution up to 6% of your cash compensation.

Employer Core Retirement Contribution

The Company will also make a Core Retirement Contribution to your account equal to 6% of that portion of your cash compensation in excess of IRS limits applicable to the tax-qualified Retirement Plan.

Vesting

The amounts you defer are always 100% vested.  Company Matching and Core Retirement Contributions will vest upon your completion of one year of service.  Your account will also be 100% vested upon your death or attainment of age 65.

FICA Taxation

Your deferrals are subject to FICA taxes at the time of deferral; benefit payments, however, will not be subject to these taxes.  Employer Contributions  (matching and discretionary) are subject to FICA at the later of  (1) the date on which the services (for which the amount is to be paid) are performed, or (2) the date on which the amount is no longer subject to a substantial risk of forfeiture, i.e., becomes vested.

FICA, the Federal Insurance Contributions Act, provides for Old-Age Survivors and Disability Insurance (OASDI) which is commonly referred to as Social Security, and Health Insurance (HI) which is commonly referred to as Medicare.  Both employees and employers must pay these taxes.  The FICA Social Security tax on each employee is 6.2% on compensation earned in a calendar year up to the wage base.  Each year, usually in October, the government sets the wage base for the next year — for 2006 the wage base is $94,200.  The HI employee tax rate, or Medicare portion, is 1.45%.  However, there is no wage base limitation for the Medicare portion of FICA so that all compensation earned during a calendar year is subject to the 1.45% tax.

4.             Plan Benefits

Accounts are subject to the following general parameters:

•                                          At the time of your deferral you must specify the form of distribution (e.g., lump sum or annual installments) of your contributions for the next plan year.

•                                          The form of distribution you elect will be effective for all contributions made to the plan on or after January 1, 2005.

•                                          All elections must be made on or before December 31st of the year prior to the plan year for which the election is effective.

5.             Investment Options

Investment Measurement Option Choices

You may elect any combination of the investment options outlined below.  You may indicate your election on the investment allocation form in any amount desired as long as amounts indicated are whole percentages (i.e. 1% increments).  Your account is credited with earnings or losses equal to the selected investment measurement vehicles.  If you do not make investment option choices, your account will be deemed to be invested in the Money Market option.  You may choose among the following investment options*:

*Premier and Select are abbreviated marketing designations for the MassMutual Premier Funds and MassMutual Select Funds, respectively, and are not the legal names for these two fund families or the underlying mutual funds offered.

Investment Fund Selection

Mutual Fund	Share Class	Ticker Symbol
SHORT TERM
Premier Money Market Fund	A	MKAXX
FIXED INCOME
Premier Core Bond Fund	A	MMCBX
Oppenheimer High Yield Fund	A	OPPHX
BALANCED
Oppenheimer Quest Balanced Fund	A	QVGIX
LARGE CAP VALUE
Select Fundamental Value Fund	A	MFUAX
Select Value Equity Fund	A	MMVAX
LARGE CAP CORE
Premier Main Street Fund	A	MSSAX
Select Indexed Equity Fund	A	MIEAX
LARGE CAP GROWTH
Premier Capital Appreciation Fund	A	MACAX
Select Aggressive Growth Fund	A	MMAAX
SMALL/MID CAP VALUE
Select Focused Value Fund	A	MFVAX
Select Small Company Value Fund	A	MMYAX
SMALL/MID CAP GROWTH
Select Mid-Cap Growth Equity II Fund	A	MEFAX
Select Small Cap Growth Equity Fund	A	MMGEX
INTERNATIONAL / GLOBAL
Premier Global Fund	A	MGFAX

Transfer Options

You may change the investment allocations for new contributions and /or transfer existing balances between investment options at any time, up to six (6) times during the plan year, using the Investment Allocation Change Form available from your plan administrator. Both current balances and future contributions will be changed as soon as administratively possible after written notice is received.

Investment change requests received by 10:00 am ET will be initiated the same business day, and changes received after 10:00 am ET will be initiated as soon as possible, but no later than the next business day.  If you have questions regarding Plan investment changes, contact Charon Planning at 800-692-8463 (8:30 am ET to 5:00 pm ET).

Participant Information and Web Access

You will receive a statement of account each quarter (as of March 31, June 30, September 30, and December 31).  These statements will allow you to monitor your investment elections and the value of your accounts.

You will also have access to your account balance on a daily basis through the MassMutual website, The Journeysm, using the same access information as for your qualified retirement plan.  The website access is: https://wwwrs.massmutual.com/journey/login.asp.  If you forget or lose your PIN, contact the Participant Information Center of MassMutual at 800-743-5274 (8:00 am to 8:00 pm ET) and ask for assistance.

6.             Distributions

General Rules

All distributions are governed by IRC Section 409A and related regulations and by the Plan document.  Some general rules that apply to all types of distributions include:

•                                          The amount and form (e.g. lump sum or installments) of a distribution depends on the election you made at the time of the deferral and the occurrence of a specific distribution event.  When such an event occurs, benefit payments become due.

•                                          Benefit payments commence as soon as practicable, but no later than 60 days, following the distribution event.

•                                          All benefit payments are based on the account balance at the time benefit payments are made.

•                                          If benefit payments are made over a series of installments, payments will be made in substantially equal annual installments over the number of years you indicate.  During the installment period, the account continues to be credited with earnings and losses that reflect investment performance of the selected investment measurement options.

•                                          If your entire account balance is less than $10,000 at the time of the distribution, you will receive a lump-sum payment of your account balance regardless of your payout election.

•                                          If you die while receiving installments, your beneficiary will receive a lump-sum payment of the remainder of your account balance as soon as administratively possible following notification of your death.

Distribution Events

The Supplemental Executive Retirement Plan provides for the following distribution events:

•              Retirement

•              Separation from Service

Retirement

If you separate from service with the company at or after having attained age 55 with a minimum of ten (10) years of service, your account is distributed to you in a lump sum or annual installments up to five (5) years as you elected as of your date of eligibility.  If no election is made, the distribution is made in a lump sum.  Benefit payments commence with 60 days of your Retirement, unless you are a Specified Employee.

Separation from Service

If you separate from service for any reason other than Retirement, your vested account balance will be paid to you in a lump sum as soon as practicable, but no later than 60 days, after your separation from service, unless you are a Specified Employee.  Any non-vested amounts will be forfeited.

Distributions to Specified Employees

Since Assured Guaranty, Ltd. is a public company, the Plan must impose additional restrictions (due to 409A) on distributions made to certain participants.  If you are a “Specified Employee” as defined in the Plan document, upon your separation from service for any reason other than Disability or death, a distribution may not be made before the date which is six (6) months after the date of separation from service (or, if earlier, your date of death).

Redeferral Election

If you wish to postpone the distribution of one of your accounts, or if you wish to change the form of payout of an account, you may submit a Redeferral Election to the company.  The election must meet the following requirements imposed by IRC Section 409A:

1.                                       the election may not take effect until at least 12 months after the date on which the election is made, and

2.                                       the account distribution date with respect to which such election is made is deferred for a period of not less than 5 years from the date such payment would otherwise have been paid.

Once benefit payments have commenced for a given account, you may not make any changes to the time and form of the distribution of that account.

Loans Not Permitted

Loans are not permitted from Supplemental Executive Retirement Plans.

Income Taxation

Benefit payments are subject to federal income taxation, and state income taxation, when paid.  Amounts paid from the Plan are not eligible for any form of tax-sheltered rollover. However, distributions, including those made prior to age 59½, are not subject to the qualified plan 10% penalty tax (i.e., the 10% penalty for distributions from a retirement plan prior to age 59 ½.)

7.             Plan Administration

Plan Administrator

Assured Guaranty Corp. has administrative responsibilities for the Plan.  If you have any questions or concerns about the program, please contact:

Ivana Grillo

Assured Guaranty Corp.

1325 Avenue of the Americas, 18th Floor

New York, NY  10019-6011

Tel: (212) 974-0100

Claims Review

In the event that you or your beneficiary do not receive any Plan benefit that is claimed, you or your beneficiary can request a review as provided in the Plan document in a manner designed to comply with section 503 of the Employee Retirement Income Security Act of 1974, as amended.

Plan Documentation

This program is governed by the Assured Guaranty Corp. Supplemental Executive Retirement Plan document.  If any provisions of this booklet contradict the Plan document, the Plan document provisions prevail.  All documents, e.g., Plan, trust, deferral forms, are on file with the plan administrator and are available to you upon request.

Plan Amendment or Termination

This Plan may be amended or terminated by the company at its discretion provided that no such amendment or termination shall deprive you of a right accrued prior to the date of amendment or termination, and provided that no such termination shall accelerate the distribution date(s) for your accounts, except as permitted by applicable law.